Exhibit 10.11
Tiberius Acquisition Corporation
3601 N Interstate 10 Service Rd W
Metairie, LA 70002
January 19, 2018
Imua T Capital Investments, LLC
P.O. Box 247
New Canaan, CT 06840

Re:	Forward Purchase Contract

Ladies and Gentlemen:

We are pleased to accept the offer Imua  T Capital Investments, LLC (the “Subscriber” or “you”) has made to purchase an aggregate of 125,000 shares (the “Shares”) of common stock of Tiberius Acquisition Corporation, a Delaware corporation (the “Company”), par value $0.0001 per share (“Common Stock”), plus 12,500 founder shares (the “Founder Shares”), for an aggregate purchase price of $1,250,000. The Shares and Founder Shares, collectively, are hereinafter referred to as the “Securities”. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase or reorganization or similar business combination with one or more businesses (a “Business Combination”). The terms (this “Agreement”) on which the Company is willing to sell the Securities to the Subscriber, and the Company and the Subscriber’s agreements regarding such Securities, are as follows:

1. Purchase of the Securities. For the sum of $1,250,000 (the “Purchase Price”), the Company agrees to sell the Securities to the Subscriber, and the Subscriber hereby agrees to purchase the Securities from the Company, subject to the terms and subject to the conditions set forth in this Agreement.

2. Representations, Warranties and Agreements.

2.1 Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Securities to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1 No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Securities.

2.1.2 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Subscriber, (ii) any agreement, indenture or instrument to which the Subscriber is a party, (iii) any law, statute, rule or regulation to which the Subscriber is subject, or (iv) any agreement, order, judgment or decree to which the Subscriber is subject.

 2.1.3 Subscription. Upon execution and delivery by you, this Agreement is a legal, valid and binding agreement of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4 Experience, Financial Capability and Suitability. Subscriber is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities and (ii) able to bear the economic risk of its investment in the Securities for an indefinite period of time because the Securities have not been registered under the Securities Act (as defined below) and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Subscriber is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Subscriber must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. Subscriber is able to bear the economic risks of an investment in the Securities and to afford a complete loss of Subscriber’s investment in the Securities.

2.1.5 Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained.   In determining whether to make this investment, Subscriber has relied solely on Subscriber’s own knowledge and understanding of the Company and its business based upon Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.1.6 Regulation D Offering. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under federal or state law.

2.1.7 Investment Purposes. The Subscriber is purchasing the Securities solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

2.1.8 Restrictions on Transfer; Shell Company. Subscriber understands the Securities are being offered in a transaction not involving a public offering within the meaning of the Securities Act. Subscriber understands the Securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and Subscriber understands that any certificates representing the Securities will contain a legend in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act, or (ii) an available exemption from registration. Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Subscriber agrees not to resell the Securities. Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Securities until one (1) year following consummation of the Business Combination, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.1.9 No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of Subscriber in connection with the transactions contemplated by this Agreement.

2.2 Company’s Representations, Warranties and Agreements. To induce the Subscriber to purchase the Securities, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1 Organization and Corporate Power. The Company is a Delaware corporation and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out its business as presently conducted and as proposed to be conducted and the transactions contemplated by this Agreement.

2.2.2 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Certificate of Incorporation or Bylaws of the Company, (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule or regulation to which the Company is subject, or (iv) any agreement, order, judgment or decree to which the Company is subject.

2.2.3 Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Securities will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof the Subscriber will have or receive good title to the Securities, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions under federal and state securities laws, and (b) liens, claims or encumbrances imposed due to the actions of the Subscriber.

2.2.4 No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

2.2.5 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Securities, the performance of all obligations of the Company required pursuant thereto, and the authorization, issuance (or reservation for issuance) and delivery of the Securities, has been taken. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

2.2.6 Valid Issuance of Securities. The Securities when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement will be validly issued, fully paid and non-assessable, as applicable, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Subscriber. Assuming the accuracy of the representations of the Subscriber in this Agreement and subject to the filings described in Section 2.2.8 below, the Securities will be issued in compliance with all applicable federal and state securities laws.

2.2.7 Capitalization. The authorized capital stock of the Company on the date hereof, consists of 35,000,000 shares of Common Stock, 4,312,500 shares of which are issued and outstanding (including up to 562,500 shares subject to forfeiture in the event that the underwriters’ over-allotment option is not exercised in full), and 1,000,000 shares of preferred stock, no shares of which are issued and outstanding. All issued and outstanding shares of the Company’s Common Stock (a) have been duly authorized and validly issued, and (b) are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws. The rights, preferences, privileges and restrictions of the Common Stock are as stated in the Certificate of Incorporation currently on file with the Delaware Secretary of State. There are no outstanding rights, options, warrants, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company.

2.2.8 No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Company in connection with the transactions contemplated by this Agreement, other than the filing of a Form D with the Securities and Exchange Commission (the “SEC”) and such state Blue Sky, FINRA and NASDAQ consents and approvals as may be required.

2.2.9 No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or stockholders has either directly or indirectly, including through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Securities.

3. Settlement Date and Delivery.

3.1 Closing. The settlement of the forward purchase contract for the purchase and sale of the Securities hereunder (the “Closing”) shall be held at the same date and time as the closing of the Business Combination (the date of the Closing being referred to as the “Closing Date”). At the Closing, the Company will issue to the Subscriber the Securities, each registered in the name of the Subscriber, free and clear of any liens whatsoever (other than those arising under state or federal securities laws), against delivery of the aggregate Purchase Price of $1,250,000 in cash via wire transfer to an account specified in writing by the Company no later than five (5) business days prior to the Closing. In the event that the Business Combination closing does not occur within five (5) business days of the date scheduled for closing, the Closing shall not occur and the Company shall promptly (but not later than one (1) Business Day thereafter) return the Purchase Price to the Subscriber.

3.2 Conditions to Closing of the Company.

The Company’s obligations to sell and issue the Securities at the Closing are subject to the fulfillment of the following conditions:

3.2.1 Representations. The representations made by the Subscriber in Section 2 of this Agreement shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the applicable Closing Date.

3.2.2 Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Securities.

3.3 Conditions to Closing of the Subscriber.

The Subscriber’s obligation to purchase the Securities at the Closing is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

3.3.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 2 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) with the same force and effect as if they had been made on and as of said date.

3.3.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

3.3.3 Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Securities.

3.3.4 Board Composition.

(a) Until such time as the Forward Registration Statement (as defined in Section 4.1.1) shall be declared effective, the Company agrees to take such action so as to ensure that as of the effective time of such Forward Registration Statement and at all times thereafter until consummation of the Business Combination that the Subscriber shall have the right to designate an observer to the board of directors of the Company (the “Board”); provided, however, that such observer shall not have the right to vote on any matter that shall come before the Board or otherwise have any powers of a member of the Board.

(b) The consummation of the Business Combination shall be conditioned upon the approval of the Business Combination by a majority of the Board and a majority of the independent directors of the Company.

3.3.5 IPO Closing. The Company shall have consummated its initial public offering of units, each comprising one share of Common Stock and one Warrant (the “IPO”), raising at least $150,000,000 in gross proceeds.

3.3.6 Business Combination. The conditions to the closing of the Business Combination, including the approval of the Company’s stockholders, if applicable, shall have been satisfied or met.

3.3.7 Good Standing. The Company shall have delivered to the Subscriber a certificate evidencing the Company’s good standing as a Delaware corporation.

3.3.8 No Order. No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Subscriber of the Securities.

4. Registration Rights; Restrictions on Transfer.

4.1 Registration.

4.1.1 Registration Rights Agreement. The Company agrees that it will use its commercially reasonable efforts to file with the SEC (at the Company’s sole cost and expense), within thirty (30) calendar days after the Business Combination Closing, a registration statement (the “Forward Registration Statement”) registering the resale of the Securities (collectively, the “Registrable Securities”), and the Company shall use its commercially reasonable efforts to have the Forward Registration Statement declared effective as soon as practicable after the filing thereof; provided, however, that the Company’s obligations to include the Registrable Securities in the Forward Registration Statement are contingent upon the Subscriber furnishing in writing to the Company such information regarding the Subscriber, the securities of the Company held by the Subscriber and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations.

4.1.2 Indemnification.

(a) The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless the Subscriber (to the extent a seller under the Forward Registration Statement), the officers, directors, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of the Subscriber, each person who controls the Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and the officers, directors, partners, members, managers, stockholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Forward Registration Statement, any prospectus included in the Forward Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 4, except to the extent, but only to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding the Subscriber furnished in writing to the Company by the Subscriber expressly for use therein. The Company shall notify the Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Registrable Securities by the Company

(b) The Subscriber shall, severally and not jointly with any other selling stockholder named in the Forward Registration Statement, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or that are based upon any untrue or alleged untrue statement of a material fact contained in the Forward Registration Statement, any prospectus included in the Forward Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent that such untrue statements or omissions are based solely upon information regarding the Subscriber furnished in writing to the Company by the Subscriber expressly for use therein. In no event shall the liability of the Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Registrable Securities giving rise to such indemnification obligation.

4.2 Transfer. Upon the prior written consent of the Company, which consent shall not be unreasonably withheld, this Agreement and all of the Subscriber’s rights and obligations hereunder (including the Subscriber’s obligation to purchase the Securities) may be transferred or assigned, at any time and from time to time, in whole or in part, to one or more third parties (each such transferee, a “Transferee”). Upon any such assignment:

4.2.1 The applicable Transferee shall execute a signature page to this Agreement, substantially in the form of the Subscriber’s signature page hereto (the “Joinder Agreement”), which shall reflect the number of Securities to be purchased by such Transferee (the “Transferee Securities”), and, upon such execution, such Transferee shall have all the same rights and obligations of the Subscriber hereunder with respect to the Transferee Securities, and references herein to the “Subscriber” shall be deemed to refer to and include any such Transferee with respect to such Transferee and to its Transferee Securities; provided, that any representations, warranties, covenants and agreements of the Subscriber and any such Transferee shall be several and not joint and shall be made as to the Subscriber or any such Transferee, as applicable, as to itself only; and

4.2.2 Upon a Transferee’s execution and delivery of a Joinder Agreement, the number of Securities to be purchased by the Subscriber hereunder shall be reduced by the total number of Securities to be purchased by the applicable Transferee pursuant to the applicable Joinder Agreement, which reduction shall be evidenced by the Subscriber and the Company amending Schedule A to this Agreement to reflect each transfer and updating the “Number of Shares of Common Stock”, “Number of Founder Shares”, and “Aggregate Purchase Price for Securities” on the Subscriber’s signature page hereto to reflect such reduced number of Securities, and the Subscriber shall be fully and unconditionally released from its obligation to purchase such Transferee Securities hereunder. For the avoidance of doubt, this Agreement need not be amended and restated in its entirety, but only Schedule A and the Subscriber’s signature page hereto need be so amended and updated and executed by each of the Subscriber and the Company upon the occurrence of any such transfer of Transferee Securities

4.3 Lock up. Subscriber hereby agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Founder Shares until the earlier to occur of (the “Lock up”): (a) one year after the completion of a Business Combination or (b) the date following the completion of a Business Combination on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the Lock up.

4.3.1 Permitted Transfers. Transfers of the Founder Shares are permitted (any such transferees, the “Permitted Transferees”) (A) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Subscriber, or any affiliates of the Subscriber; (B) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of individual’s immediate family or an affiliate of such person, or to a charitable organization; (C) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (D) in the case of an individual, pursuant to a qualified domestic relations order; (E) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (F) in the event of the Company’s liquidation prior to the completion of a Business Combination; (G) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Shares of Common Stock for cash, securities or other property subsequent to the completion of a Business Combination; (H) as a distribution to limited partners, members or stockholders of the Subscriber; (I) to the Subscriber’s affiliates, to any investment fund or other entity controlled or managed by the Subscriber or any of its affiliates, or to any investment manager or investment advisor of the Subscriber or an affiliate of any such investment manager or investment advisor; (J) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (A) through (I) above; (K) to the Subscriber or any Transferee hereunder; (L) by virtue of the laws of the Subscriber’s jurisdiction of formation or its organizational documents upon dissolution of the Subscriber; and (M) pursuant to an order of a court or regulatory agency; provided, however, that in the case of clauses (A) through (E) and (H) through (L), these Permitted Transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. For purposes of this Section, “Transfer” shall mean the (x) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position (within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder) with respect to, any of the Securities (excluding any pledges in the ordinary course of business for bona fide financing purposes or as part of prime brokerage arrangements), (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y).

4.4 Restrictive Legends. All certificates representing the Securities shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS. THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FORWARD PURCHASE CONTRACT BY AND AMONG THE HOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

All certificates representing the Founder Shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP EXCEPT PURSUANT TO ITS TERMS.”

4.5 Additional or Substituted Securities. In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than Common Stock, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Common Stock without receipt of consideration (other than those occurring at the time of the IPO in connection with a change in the size of the offering), any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Securities subject to this Section 4.4 or into which such Securities thereby become convertible shall immediately be subject to this Section 4.4 and Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Securities subject to this Section 4.4 and Section 3. The Securities shall not be subject to forfeiture upon failure of the underwriters to exercise their over-allotment option in the IPO.

4.6 Registration Rights. Subscriber acknowledges that the Securities are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to the Registration Rights Agreement.

5. Other Agreements.

5.1 Further Assurances. Each of the Company and Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

5.2 Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

5.3 Entire Agreement. This Agreement, together with that certain Insider Letter to be entered into between Subscriber and the Company, substantially in the form to be filed as an exhibit to the Registration Statement, embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

5.4 Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

5.5 Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

5.6 Assignment. Except as stated herein, the rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party, except to an affiliate of the Subscriber.

5.7 Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

5.8 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

5.9 Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

5.10 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

5.11 Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

5.12 No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder, or other financial consultant has acted on behalf of the Company in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other party. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

5.13 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

5.14 Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

5.15 Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

5.16 Mutual Drafting. This Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

6. Tender or Redemption of Shares. The Subscriber agrees not to tender any Shares in connection with a tender or redemption offer presented to the Company’s stockholders in connection with the Business Combination.

7. Indemnification for Breach. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

8. Term. The Subscriber’s obligation to acquire the Securities hereunder, and the Company’s obligation to sell the Securities hereunder, shall be in effect until the earlier of:

8.1.1 The consummation of the Business Combination within 24 months from the consummation of the IPO, unless extended up to a maximum of 90 days in accordance with the terms of the Company’s amended and restated certificate of incorporation (the “Charter”);

8.1.2 The liquidation of the Company in the event that the Company is unable to consummate a Business Combination within the time frame permitted by the Charter (including any extensions);

8.1.3 The Subscriber or the Company becoming subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of the Subscriber or the Company, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment; or

8.1.4 Mutual written consent of the Company and the Subscriber.

In the event of any termination of this Agreement pursuant to this Section 8, the Purchase Price (and interest thereon, if any), if previously paid, and all Subscriber’s funds paid in connection herewith shall be promptly returned to the Subscriber, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Subscriber or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 8 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

9. Disclosure. The Subscriber hereby acknowledges that (i) the terms of this Agreement will be disclosed in the Registration Statement, (ii) this Agreement will be filed with the SEC as an exhibit to the Registration Statement and (iii) the Company will disclose the terms of this Agreement to potential IPO investors and to potential Business Combination targets.

10. Waiver of Claims Against Trust. The Subscriber hereby acknowledges that it is aware that the Company will establish a trust account (the “Trust Account”) for the benefit of its public stockholders upon the closing of the IPO. The Subscriber, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Subscriber may have in respect of any Shares issued as part of the units sold in the IPO (“Public Shares”) held by the Subscriber. The Subscriber hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Subscriber may have in respect of any Public Shares held by the Subscriber. In the event the Subscriber has any Claim against the Company under this Agreement, the Subscriber shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Subscriber may have in respect of any Public Shares held by the Subscriber.

11. Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Common Stock on the NASDAQ Capital Market (or another national securities exchange).

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,

TIBERIUS ACQUISITION CORPORATION

By:	/s/ Michael T. Gray
Name:	Michael T. Gray
Title:	Chief Executive Officer

Accepted and agreed this 19th day of January 2018.

/s/ Lawrence Sapanski
Mr. Lawrence Sapanski
Chief Investment Officer
Imua T Capital Investments, LLC

[To be completed by the Company]

Number of Shares of Common Stock:

Number of Founder Shares:

Aggregate Purchase Price for Securities: $

SCHEDULE A
 SCHEDULE OF TRANSFERS OF SECURITIES

The following transfers of a portion of the original number of Shares of Common Stock and Founder Shares have been made:

Date of Transfer	Transferee	Number of Shares of Common Stock Transferred	Number of Founder Shares Transferred	Subscriber Revised Shares of Common Stock Amount	Subscriber Revised Founder Shares Amount

TO BE EXECUTED UPON ANY ASSIGNMENT OR FINAL DETERMINATION OF FORWARD PURCHASE SECURITIES:

Schedule A as of                , 201[  ], accepted and agreed to as of this       day of           , 201[   ] by:

[INVESTOR[]		TIBERIUS ACQUISITION CORP.

By:		By:
	Name:		Name:
	Title:		Title: